Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement No. 333-259226 on Form S-3 and the registration statements No. 333-249739 and No. 333-246385 on Form S-8 of NETSTREIT Corp. of our reports dated February 24, 2022, with respect to the consolidated financial statements and financial statement schedule III of NETSTREIT Corp. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Dallas, Texas
February 24, 2022